                                                                     EXHIBIT 3.9

                         CERTIFICATE OF INCORPORATION

                                      OF

                           ON DEMAND MARKETING, INC.

     The undersigned incorporator hereby forms a corporation under the Stock Corporation Act of the State of Connecticut (the "Act"), as follows:

     1.   The name of the corporation is On Demand Marketing, Inc.

     2. The nature of the business to be transacted, or the purposes to be promoted or carried out by the corporation, are as follows:

     To engage in any lawful act or business for which corporations may be formed under the Act.

     3. The designation of each class of shares, the authorized number of shares of each such class, and the par value of each share thereof, are as follows:

          One class of twenty thousand (20,000) authorized shares of common stock, without par value.

     4. The terms, limitations and relative rights and preferences of each class of shares and series thereof, if any, or an express grant of authority to the board of directors pursuant to Section 33-341(b) of the Act, are as follows:

          (a)  Common Stock.  Only one class of stock is authorized and all
               ------------
shares thereof shall have equal rights. Each holder of record of common stock shall be entitled to one vote for each share held. There are no limitations on shares of common stock of the corporation.

          (b)  Preemptive Rights.  No holder of the shares of the corporation
               -----------------
of any class, now or hereafter authorized, shall as such holder have any preemptive right to subscribe to, purchase or receive any shares of the corporation of any class, now or hereafter authorized, or any rights or options to subscribe to or purchase any such shares or of the securities convertible into or exchangeable for or carrying rights or options to purchase shares of any class or other securities, which may at any time be issued, sold, or offered for sale by the corporation or subjected to rights or options to purchase granted by the corporation.

     5. The minimum amount of stated capital with which the corporation shall commence business is one thousand dollars ($1,000.00).

     6.   The corporation is to have perpetual existence.
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                                      -2-

     7. The personal liability of a director to the corporation or its stockholders for any monetary damages for breach of duty as a director shall be limited to an amount that is equal to the compensation received by the director for serving the corporation during the year of the violation, if such breach did not (i) involve a knowing and culpable violation or law by the director, (ii) enable the director or an associate, as defined in subdivision (3) of Section 33-374d of the Act, to receive an improper personal economic gain, (iii) show a lack of good faith and a conscious disregard for the duty of the director to the corporation under circumstances in which the director was aware that his conduct or omission created an unjustifiable risk of serious injury to the corporation,
(iv) constitute a sustained and unexcused pattern of inattention that amounted to an abdication of the director's duty to the corporation or (v) create a liability under 33-321 of the Act.

     Dated at Bridgeport, Connecticut, this 16th day of August, 1993.

     I hereby declare, under the penalties of false statement that the statement, made in the foregoing certificate are true.




                                    /s/ Andrea M. Popik
                                    ___________________________________________
                                    Andrea M. Popik
                                    Sole Incorporator
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                            Secretary of the State
                               30 Trinty Street
                              Hartford, CT 06106

Name of Corporation:        ON DEMAND MARKETING, INC.        Complete All Blanks
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                      The above corporation appoints as its statutory agent for service one of the following:
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
Name of Natural Person Who is Resident of Connecticut         Business Address                           Zip Code
                                                              c/o Expocon Management Associates,
Alfred J. Favata                                              7 Cambridge Drive, P.O. Box 1019, Trumbull, CT 06611
                                                              Residence Address
                                                              3171 Bronson Road, Fairfield, CT 06430
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Names of Connecticut Corporation                              Address of Principal Office in Conn.  (If none, enter
                                                              address of appointee's statutory agent for service.)

_____________________________________________________________________________________________________________________
Name of Corporation  (Not organized under the Laws of         Address of Principal Office in Conn.  (If none, enter
 Conn.*)                                                      "Secretary of the State of Conn.".)

_____________________________________________________________________________________________________________________
       * Which has procured a Certificate of Authority to transact business or conduct affairs in this state.
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                                                    AUTHORIZATION
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                             Name of Incorporator (Print      Signed (Incorporator)            Date
ORIGINAL APPOINTMENT         or Type)
                                                                                               8/16/93
                             Andrea M. Popik

                           ------------------------------------------------------------------------------------------
 (MUST BE SIGNED BY A        Name of Incorporator (Print   Signed (Incorporator)               Date
MAJORITY OF INCORPORATORS)   or Type)
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                             Name of Incorporator (Print   Signed (Incorporator)               Date
                             or Type)
_____________________________________________________________________________________________________________________
SUBSEQUENT APPOINTMENT       Name of President, Vice President or Secretary                            Date

_____________________________________________________________________________________________________________________
                             Signed (President, Vice President or Secretary)

_____________________________________________________________________________________________________________________
Acceptance:  Name of Statutory Agent for Service (Print or Type)                         Signed (Statutory Agent for
                                                                                         Service)
Alfred J. Favata
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                                               Rec:  CC
                                             _________________________________________________________________________
                                             _________________________________________________________________________
                                             _________________________________________________________________________
                                             Please provide filer's name and complete address for mailing receipt.
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